NOTE AND WARRANT PURCHASE AGREEMENT

by and among

DrugMax, Inc., as Issuer and Seller,

and

Deerfield Special Situations Fund, L.P.

and

Deerfield Special Situations Fund International, Limited, as Purchasers

June 23, 2006

Table of Exhibits and Schedules

Exhibit A-1	Form of Deerfield L.P. Note
Exhibit A-2	Form of Deerfield International Note
Exhibit B-1	Form of Deerfield L.P. Series A Warrant
Exhibit B-2	Form of Deerfield International Series A Warrant
Exhibit B-3	Form of Deerfield L.P. Series B Warrant
Exhibit B-4	Form of Deerfield International Series B Warrant
Exhibit B-5	Form of Deerfield L.P. Series C Warrant
Exhibit B-6	Form of Deerfield International Series C Warrant
Exhibit B-7	Form of Deerfield L.P. Series D Warrant
Exhibit B-8	Form of Deerfield International Series D Warrant
Exhibit C	Form of Investor Rights Agreement
Exhibit D	Form of Security Agreement
Exhibit E	Form of Opinion of Seller’s Counsel
Schedule 1.1	Notes and Warrants
Schedule 3.5	Non-Contravention
Schedule 3.10	Litigation
Schedule 3.11(a)	Absence of Certain Changes
Schedule 3.11(b)	Absence of Certain Changes
Schedule 3.11(c)	Absence of Certain Changes
Schedule 3.11(d)	Absence of Certain Changes
Schedule 3.11(e)	Absence of Certain Changes
Schedule 3.11(f)	Absence of Certain Changes
Schedule 3.11(g)	Absence of Certain Changes
Schedule 3.15	Intellectual Property
Schedule 3.17	Preemptive Rights
Schedule 3.19	Subsidiaries and Investments
Schedule 3.20	Capitalization
Schedule 3.22	Employees, Employment Agreements and Employee Benefit Plans
Schedule 3.28	Brokers
Schedule 5.12(a)	Limitation on Debt
Schedule 5.12(b)	Limitation on Liens

NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) dated as of June 23, 2006, by and among DrugMax, Inc., a Nevada corporation (the “Seller”), Deerfield Special Situations Fund, L.P., a Delaware limited partnership (“Deerfield L.P.”), and Deerfield Special Situations Fund International, Limited, a British Virgin Islands company (“Deerfield International”). Each of Deerfield L.P. and Deerfield International is referred to as a “Purchaser,” and collectively as the “Purchasers.”

W I T N E S S E T H:

WHEREAS, the Purchasers are willing to purchase from the Seller, and the Seller desires to sell to the Purchasers (i) secured promissory notes, dated the date hereof, pursuant to which the Seller promises to pay to the order of Purchasers the aggregate principal sum of ten million dollars ($10,000,000.00) plus interest on the terms set forth therein (collectively, the “Notes”) and (ii) an aggregate of eight (8) Common Stock Purchase Warrants, each dated the date hereof (collectively, the “Warrants”), entitling the holder thereof to purchase an aggregate of 16,500,000 shares of the Seller’s common stock, $0.001 par value per share (the “Common Stock”), on the terms set forth therein.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I - PURCHASE AND SALE

1.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement at the Closing (as defined in Section 2.2), the Seller will sell and each Purchaser will purchase the Notes in such principal amount and the Warrants exercisable initially into such number of shares of Common Stock, as are listed on Schedule 1.1 hereto. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Stock.”

1.2 Terms of the Notes and Warrants. The terms and provisions of the Notes are more fully set forth in the forms of Secured Promissory Note, attached hereto as Exhibit A-1 and as Exhibit A-2, respectively. The terms and provisions of the Warrants are more fully set forth in the forms of Common Stock Purchase Warrant, attached hereto as Exhibit B-1, B-2, B-3, B-4, B-5, B-6, B-7, and B-8, respectively.

1.3 Transfers; Legends. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Notes, Warrants and Warrant Stock (collectively, the “Securities”) may be transferred, in whole or in part, by a Purchaser at any time. Any such transfer shall be made by a Purchaser in accordance with applicable law. In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or to the Seller, the Seller may require the transferor thereof to furnish to the Seller an opinion of counsel selected by the transferor, such counsel and the form and substance of which opinion shall be reasonably satisfactory to the Seller and Seller’s counsel, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Seller hereby consents to and agrees to register on the books of the Seller and with any transfer agent for the securities of the Seller, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Seller that it is an Affiliate of such Purchaser and an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof) and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act. Any transferee of the Warrant Stock shall agree to be bound by the terms of the Investor Rights Agreement (as defined in Section 6.1) and this Agreement. The Seller shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 1.3. An “Affiliate” means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the investment manager of such Purchaser will be deemed to be an Affiliate of such Purchaser. A “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

ARTICLE II - PURCHASE PRICE AND CLOSING

2.1 Purchase Price. The aggregate purchase price (the “Purchase Price”) to be paid by the Purchasers to the Seller to acquire the Notes and the Warrants is ten million dollars ($10,000,000.00).

2.2 The Closing. The closing of the transactions contemplated under this Agreement (the “Closing”) will take place as promptly as practicable, following satisfaction or waiver of the conditions set forth in Article 6.1(a) and 6.2(a) at the offices of Seller’s counsel. The date on which the Closing occurs is the “Closing Date.”

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchasers as follows:

3.1 Corporate Existence and Power; Subsidiaries. The Seller and its Subsidiaries (as defined below) are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Seller and its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller or any of its Subsidiaries. For purposes of this Agreement, the term “Material Adverse Effect” means, with respect to any person or entity, a material adverse effect on its and its Subsidiaries’ condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole. True and complete copies of the Seller’s Articles of Incorporation, as amended, and Bylaws, as amended, as currently in effect and as will be in effect on the Closing Date (collectively, the “Articles and Bylaws”), have previously been made available to the Purchasers. For purposes of this Agreement, the term “Subsidiary” or “Subsidiaries” means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

3.2 Corporate Authorization. The execution, delivery and performance by the Seller of this Agreement, the Notes, the Warrants, the Security Agreement (as defined in Section 6.1) and the Investor Rights Agreement, and each of the other documents executed pursuant to and in connection with this Agreement (collectively, the “Transaction Documents”), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Notes and the Warrants, and the subsequent issuance of the Warrant Stock upon exercise of the Warrants) have been duly authorized, and no additional corporate or stockholder action is required for the approval of this Agreement or the other Transaction Documents. The shares of Warrant Stock have been duly reserved for issuance by the Seller. This Agreement and the other Transaction Documents have been or, to the extent contemplated hereby or by the Transaction Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Charter, Bylaws and Corporate Records. The minute books of the Seller and its Subsidiaries contain complete and accurate records in all material respects of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Seller and its Subsidiaries from November 12, 2004 to the date hereof.

3.4 Governmental Authorization. Except as otherwise specifically contemplated in this Agreement or the other Transaction Documents, and except for: (i) the filings referenced in Section 5.10; and (ii) any filings required under federal or state securities laws that are permitted to be made after the date hereof, the execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Notes and Warrants) and the subsequent issuance of the Warrant Stock upon exercise of the Warrants by the Seller require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

3.5 Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and the Transaction Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Notes and Warrant Stock) do not and will not (a) contravene or conflict with the Articles and Bylaws of the Seller and its Subsidiaries or, except as set forth on Schedule 3.5, any material agreement to which the Seller is a party or by which it is bound; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or any of its Subsidiaries; (c) constitute a default (or would constitute a default with notice or lapse of time or both) under or, except as set forth on Schedule 3.5, give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or any of its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Seller or any of its Subsidiaries; or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Seller or any of its Subsidiaries. For purposes of this Agreement, the term “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

3.6 SEC Documents. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Seller, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act hereinafter called the “SEC Documents”). The Seller has filed all reports or other documents required to be filed under the Exchange Act. All SEC Documents filed by the Seller as of or for any period beginning on or after January 1, 2004, (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has previously made available to the Purchasers a correct and complete copy of each report which the Seller filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) under the Exchange Act for any period ending on or after December 31, 2005 (the “Recent Reports”); provided, however, that the Company shall have no obligation to make available periodic reports to the Purchasers under this Section 3.6 to the extent such reports are publicly available. None of the information about the Seller or any of its Subsidiaries which has been disclosed to any Purchaser herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed, and no material non-public information has been disclosed to any Purchaser.

3.7 Financial Statements. Each of the Seller’s audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders’ equity (including the related notes) as of and for the years ended December 31, 2005 and January 1, 2005, as contained in the Recent Reports (collectively, the “Seller’s Financial Statements” or the “Financial Statements”) (x) present fairly in all material respects the financial position of the Seller and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders’ equity as of and for each of the periods then ended, and (y) were prepared in accordance with generally accepted accounting principals (“GAAP”) applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

3.8 Compliance with Law. The Seller and each of its Subsidiaries are in compliance and have conducted their business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to their operations, the violation of which would cause a Material Adverse Affect. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Seller or any of its Subsidiaries or against any of their properties or businesses.

3.9 No Defaults. The Seller and its Subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Articles and Bylaws (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or any of its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or its Subsidiaries are a party or by which the Seller or its Subsidiaries or their properties or assets may be bound, and, to the Seller’s knowledge, no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which such Seller or any of its Subsidiaries are a party, to terminate such as a result of such Seller or its Subsidiaries, having failed to meet any material provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract.

3.10 Litigation. Except as disclosed in the Recent Reports or on Schedule 3.10, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or its Subsidiaries or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, and, to the Seller’s knowledge, there is no basis for the assertion of any of the foregoing.

3.11 Absence of Certain Changes. Since December 31, 2005, the Seller has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports or any exhibit thereto or incorporated by reference therein:

(a) Except as set forth on Schedule 3.11(a), any event that could reasonably be expected to have a Material Adverse Effect on the Seller or any of its Subsidiaries;

(b) Except as set forth on Schedule 3.11(b), any amendments or changes in the Articles or Bylaws of the Seller and or any of its Subsidiaries;

(c) Except as set forth on Schedule 3.11(c), any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect on the Seller and its Subsidiaries;

(d) Except as set forth on Schedule 3.11(d), any

(i) incurrence, assumption or guarantee by the Seller or any of its Subsidiaries of any debt for borrowed money other than for equipment leases;

(ii) issuance or sale of any securities convertible into or exchangeable for securities of the Seller other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Seller;

(iii) issuance or sale of options or other rights to acquire from the Seller or any of its Subsidiaries, directly or indirectly, securities of the Seller or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business in accordance with past practice;

(iv) issuance or sale of any stock, bond or other corporate security;

(v) discharge or satisfaction of any material Lien, other than current liabilities incurred since December 31, 2005 in the ordinary course of business;

(vi) declaration or making any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security;

(vii) sale, assignment or transfer any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business;

(viii) waiver of any right of substantial value whether or not in the ordinary course of business;

(ix) material change in officer compensation except in the ordinary course of business and consistent with past practices; or

(x) other commitment (contingent or otherwise) to do any of the foregoing.

(e) Any creation, sufferance or assumption by the Seller or any of its Subsidiaries of any Lien on any asset (other than Liens existing on the date hereof or in connection with equipment leases and working capital lines of credit set forth on Schedule 3.11(e)) or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $25,000 outstanding at any time;

(f) Except as set forth on Schedule 3.11(f), any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or any of its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

(g) Except as set forth on Schedule 3.11(g), any transfer or grant of a right with respect to the trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Seller or any of its Subsidiaries, except as among the Seller and its Subsidiaries.

3.12 No Undisclosed Liabilities. Except as set forth in the Recent Reports, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 2005, and except for contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet, as of the date hereof, (i) the Seller and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) to the Seller’s knowledge, there has not been any aspect of the prior or current conduct of the business of the Seller or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in any such material liabilities or obligations which, are not fully reflected, reserved against or disclosed in the balance sheet of the Seller as at December 31, 2005.

3.13 Taxes. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete in all material respects and, in all material respects, reflect accurately all liability for taxes of the Seller and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by adequate reserves in the Financial Statements as of and for the periods ended December 31, 2005 (other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Seller or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller’s or any of its Subsidiaries’ alleged failure to provide any such tax returns, reports or related information and disclosure. No material claims or deficiencies have been asserted against or inquiries raised with the Seller or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the Seller’s knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

3.14 Interests of Officers, Directors and Other Affiliates. The description of any interest held, directly or indirectly, by any officer, director or other Affiliate of Seller (other than the interests of the Seller and its Subsidiaries in such assets) in any property, real or personal, tangible or intangible, used in or pertaining to Seller’s business, including any interest in the Intellectual Property (as defined in Section 3.15), as set forth in the Recent Reports, is true and complete, and no officer, director or other Affiliate of the Seller has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Seller’s business, including the Seller’s Intellectual Property, other than as set forth in the Recent Reports.

3.15 Intellectual Property. Other than as set forth in the Recent Reports:

(a) the Seller or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Seller and its Subsidiaries (collectively, the “Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula, method or process used by the Seller or its Subsidiaries (the Rights and such other items, the “Intellectual Property”), and, to the Seller’s knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

(b) no royalties or fees (license or otherwise) are payable by the Seller or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.15;

(c) there have been no claims made against the Seller or any of its Subsidiaries, since January 1, 2003, asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Seller’s knowledge, there are no reasonable grounds for any such claims;

(d) neither the Seller nor any of its Subsidiaries have, since January 1, 2003, made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the Seller’s knowledge, no reasonable grounds for such claims exist; and

(e) neither the Seller nor any of its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

3.16 Restrictions on Business Activities. Other than as set forth in the Recent Reports, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Seller or its Subsidiaries or the conduct of business by the Seller or its Subsidiaries as currently conducted or as currently proposed to be conducted by the Seller.

3.17 Preemptive Rights. Except as set forth in Schedule 3.17, none of the stockholders of the Seller possess any preemptive rights in respect of the Notes or Warrant Stock to be issued to the Purchasers upon exercise of the Warrants.

3.18 Insurance. The insurance policies providing insurance coverage to the Seller or its Subsidiaries including for product liability are, to the Seller’s knowledge, adequate for the business conducted by the Seller and its Subsidiaries (currently limited to the testing phase) and are sufficient for compliance by the Seller and its Subsidiaries with all material requirements of law and all material agreements to which the Seller or its Subsidiaries are a party or by which any of their material assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or any of its Subsidiaries an intention to cancel any such policy.

3.19 Subsidiaries and Investments. Except as set forth in the Recent Reports or on Schedule 3.19, the Seller has no Subsidiaries or Investments. For purposes of this Agreement, the term “Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

3.20 Capitalization. The authorized capital stock of the Seller consists of 200,000,000 shares of Common Stock, $0.001 par value per share, of which approximately 66,000,000 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Board of Directors may determine, none of which has been authorized for issuance and of which, immediately prior to the Closing, has been issued or is outstanding. All shares of the Seller’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Seller from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. All taxes required to be paid by Seller in connection with the issuance and any transfers of the Seller’s capital stock have been paid. Except as set forth on Schedule 3.20, all permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Seller from the date of the Seller’s incorporation to the date hereof have been obtained or effected, and all securities of the Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws.

3.21 Options, Warrants, Rights. Except as set forth in the SEC Reports, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or its Subsidiaries of any capital stock or other equity interests of the Seller or its Subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. Except as set forth in the SEC Reports, neither the Seller nor the Subsidiaries have granted anti-dilution rights to any person or entity in connection with any outstanding option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or any of its Subsidiaries. Other than the rights granted to the Purchasers under the Investor Rights Agreement and except as set forth in the SEC Reports, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Seller or any of its Subsidiaries in a registration statement filed by the Seller or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or any of its Subsidiaries for sale or distribution in any jurisdiction, except as set forth in the SEC Reports.

3.22 Employees, Employment Agreements and Employee Benefit Plans. Except as set forth in the Recent Reports or on Schedule 3.22, there are no employment, severance or indemnification arrangements, agreements, or understandings between the Seller and any officer, director or employee of the Seller or its Subsidiaries (the “Employment Agreements”). No Employment Agreement provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Seller or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

3.23 Absence of Certain Business Practices. Neither the Seller, nor any Affiliate of the Seller, nor, to the knowledge of the Seller, any agent or employee of the Seller, any other Person acting on behalf of or associated with the Seller, or any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the Seller or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

3.24 Products and Services. To the knowledge of the Seller and except as disclosed in the Recent Reports, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency with respect to any product or service developed or provided by the Seller or any of its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have a Material Adverse Effect on the continued operation of any facility of the Seller or any of its Subsidiaries or which could otherwise cause the Seller or any of its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Seller and its Subsidiaries has been provided in accordance in all material respects with the specifications under which such product or service normally is and has been provided and the provisions of all applicable laws or regulations.

3.25 Environmental Matters. None of the premises or any properties owned, occupied or leased by the Seller or any of its Subsidiaries (the “Premises”) has been used by the Seller or the Subsidiaries or, to the Seller’s knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” under applicable Environmental Laws (hereinafter defined) (“Hazardous Substances”) in violation of any applicable Environmental Laws. To its knowledge, the Seller has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. To the Seller’s knowledge, no Hazardous Substances are present as a result of the actions of the Seller or, to the Seller’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Seller under applicable Environmental Laws. The Seller and, to the Seller’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in material compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”). Neither the Seller nor, to the Seller’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller’s knowledge, threatened against the Seller or, to the Seller’s knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Seller, there is no basis for the institution of any such proceeding, suit or investigation.

3.26 Licenses; Compliance With FDA and Other Regulatory Requirements.

(a) General. Except as disclosed in the Recent Reports, the Seller holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the “Governmental Authorizations”). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Seller and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause the Seller to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement or any other Transaction Document shall adversely affect the status of any of the Governmental Authorizations.

(b) FDA. Without limiting the generality of the representations and warranties made in paragraph (a) above, the Seller represents and warrants that (i) the Seller and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act (the “FDC Act”), (ii) its products and those of each of its Subsidiaries that are in the Seller’s control are not adulterated or misbranded and are in lawful distribution, (iii) all adverse events that were known to and required to be reported by Seller to the United States Food and Drug Administration (“FDA”) have been reported to the FDA in a timely manner, (iv) neither the Seller nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act, and (v) the Seller and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act.

3.27 Sarbanes-Oxley; Disclosure Controls and Procedures. The Seller and each of its Subsidiaries are in compliance in all material respects with all of the applicable provisions of the Sarbanes-Oxley Act of 2002 to the extent required by law. Expect as disclosed in the SEC Documents, the Seller has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Seller and its Subsidiaries is made known to the Seller’s chief executive officer and chief financial officer by others within the Seller and each of its Subsidiaries, respectively. The Seller’s certifying officers have evaluated the effectiveness of the Seller’s disclosure controls and procedures as of the end of the period covered by the Seller’s most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Seller has presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of its certifying officers about the effectiveness of its disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there has been no change in the Seller’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Seller’s internal control over financial reporting.

3.28 Brokers. Except as set forth on Schedule 3.28, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document, based upon any arrangement made by or on behalf of the Seller, which would make a Purchaser liable for any fees or commissions.

3.29 Securities Laws. To the knowledge of the Seller, neither the Seller nor its Subsidiaries nor any agent acting on behalf of the Seller or its Subsidiaries has taken or will take any action which might cause this Agreement, the Notes, or the Warrants to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. Assuming that all of the representations and warranties of the Purchasers set forth in Article IV are true, the offer and sale of the Notes and the Warrants were conducted and completed in compliance with the Securities Act. All shares of capital stock and other securities issued by the Seller and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities or “blue sky” laws and in compliance with all applicable corporate laws.

3.30 Disclosure. No representation or warranty made by the Seller in this Agreement or any other Transaction Document contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser represents and warrants to the Seller with respect to itself as follows:

4.1 Existence and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Purchaser has all power and authority required to enter into and to perform its obligations under this Agreement in accordance with its terms and to carry on its business as now conducted. Such Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.2 Authorization. The execution, delivery and performance by such Purchaser of this Agreement, the Transaction Documents to which such Purchaser is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no additional action by such Purchaser is required for the approval of this Agreement or the other Transaction Documents. This Agreement and the other Transaction Documents to which such Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Investment. Such Purchaser is acquiring the Securities for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the deposition thereof; provided, however, that by making the representation herein, such Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is aware that none of the Securities have been registered under the Securities Act or under applicable state securities or blue sky laws. Such Purchaser is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

4.4 Reliance on Exemptions. Such Purchaser understands that the Notes and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the securities.

4.5 Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

4.6 General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.7 Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of the Seller concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Seller and its Subsidiaries and their respective financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE V - COVENANTS OF THE SELLER AND PURCHASER

5.1 Insurance. So long as any amounts payable under any of the Notes remain unpaid, the Seller and its Subsidiaries shall, from time to time upon the written request of a Purchaser, promptly furnish or cause to be furnished to the Seller evidence, in form and substance reasonably satisfactory to such Purchaser, of the maintenance of all insurance maintained by it for loss or damage by fire and other hazards, damage or injury to persons and property, including from product liability, and under workmen’s compensation laws.

5.2 Reporting Obligations. So long as any portion of the Warrants has not been exercised and has not expired by its terms, the Seller shall furnish to the Purchasers, or any other persons who hold any of the Warrants (provided that such subsequent holders give notice to the Seller that they hold Warrants and furnish their addresses) promptly upon their becoming available one copy of (A) each report, notice or proxy statement sent by the Seller to its stockholders generally, and of each periodic report (pursuant to the Exchange Act) and (B) any registration statement, prospectus or written communication pursuant to the Securities Act relating to the issuance or registration of the Warrant Stock and filed by the Seller with the Commission or any securities market or exchange on which shares of Common Stock are listed; provided, however, that the Company shall have no obligation to deliver periodic reports (pursuant to the Exchange Act) under this Section 5.2 to the extent such reports are publicly available.

Each Purchaser is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Seller which may have been furnished to such Purchaser hereunder, to any regulatory body or agency having jurisdiction over the Purchaser or to any Person which shall, or shall have right or obligation to, succeed to all or any part of such Purchaser’s interest in the Seller or this Agreement or any other Transaction Document.

5.3 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement and the other Transaction Documents shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Transaction Documents (including under any certificate furnished pursuant to this Agreement or any other Transaction Document), notwithstanding the exercise by Purchasers or other holders of the Notes or Warrants of their rights hereunder to conduct an investigation shall not in any way diminish any liability hereunder.

5.4 Further Assurances. The Seller shall, at its cost and expense, upon written request of a Purchaser, duly execute and deliver, or cause to be duly executed and delivered, such Purchaser such further instruments and do and cause to be done such further acts as may be necessary, advisable or proper, in the reasonable discretion of such Purchaser, to carry out more effectually the provisions and purposes of this Agreement and the other Transaction Documents. The parties shall use their reasonable best efforts to timely satisfy each of the conditions described in Article VI of this Agreement.

5.5 Use of Proceeds. The Seller covenants and agrees that the proceeds of the Purchase Price shall be used by the Seller exclusively to repay all amounts owing by Seller and its Affiliates to AmerisourceBergen Drug Corporation (“ABDC”).

5.6 Corporate Existence. So long as a Purchaser owns a Note, the Seller shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and its Subsidiaries (except, in each case, in the event of a reincorporation of the Seller or merger or consolidation in which the Seller or its Subsidiaries, as applicable, is not the surviving entity) in each case where failure to so preserve or maintain could have a Material Adverse Effect.

5.7 Licenses. The Seller shall, and shall cause its Subsidiaries to, maintain at all times all material licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof.

5.8 Taxes and Claims. The Seller and its Subsidiaries shall duly pay and discharge (a) all material taxes, assessments and governmental charges upon or against the Seller or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Seller or its Subsidiaries unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

5.9 Perform Covenants. The Seller shall duly comply with all the terms and covenants contained herein, in any other Transaction Document, and in each of the instruments and documents given to a Purchaser in connection with or pursuant to this Agreement, or the Transaction Documents all at the times and places and in the manner set forth herein or therein.

5.10 Additional Covenants.

(a) Except for transactions approved by a majority of the disinterested directors of the Board of Directors, neither the Seller nor any of its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Seller or any of its Subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, with the exception of transactions which are consummated upon terms that are no less favorable than would be available if such transaction had been effected at arms-length, in the reasonable judgment of the Board of Directors.

(b) The Seller shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides with respect to the sale of the Notes and Warrants under this Agreement.

(c) Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, shall directly or indirectly make any offers or sales of any securities or solicit any offers to buy any securities under circumstances that would cause the loss of the 4(2) exemption under the Securities Act for the transactions contemplated hereby. Subject to any consent or approval rights of the Purchasers hereunder, in the event the Company contemplates an offering of its equity or debt securities within six months following the Closing Date, the Company agrees that it shall notify the Purchasers of such offering (without providing any material non-public information to any Purchaser without its prior approval) , and upon the reasonable request of a Purchaser, the Company shall first disclose the terms and conditions and other relevant facts of such proposed transaction to the Nasdaq Stock Market (“Nasdaq”) and obtain from Nasdaq its assurance that such transaction will not be integrated with the offering which is the subject of this Agreement for purposes of the Nasdaq rules requiring shareholder approval of the issuance of 20% or more of an issuer’s outstanding common stock. In the event the Company fails to obtain such assurance, then the Company shall not issue or sell any such securities without the prior written consent of the requesting Purchaser, provided that the Company may sell or issue securities without such consent (i) it obtains prior shareholder approval for such sale or issuance in compliance with National Association of Securities Dealers (“NASD”). In the event that the transactions contemplated under this Agreement are deemed integrated with any other transaction(s) by the NASD, then the Company shall as soon as possible seek the approval of its stockholders and take such other action to authorize the issuance of the full number of Warrant Stock and the full amount of securities issued and/or to be issued in such other transaction.

5.11 Securities Laws Disclosure; Publicity. The Seller may (i) on or promptly after the Closing Date, issue a press release acceptable to Purchasers disclosing the transactions contemplated hereby, and (ii) after the Closing Date, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby. Except as provided in the preceding sentence, neither the Seller nor the Purchasers shall make any press release or other publicity about the terms of this Agreement, the other Transaction Documents, or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law or the rules of the Commission or Nasdaq.

5.12 Negative Covenants. So long as any amounts payable under any of the Notes remain unpaid, the Seller covenants and agrees that the Seller shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)Limitation on Debt. Create, incur, assume or suffer to exist any Debt (as defined below), except Debt in respect of the Notes and the Debt of Seller to Wells Fargo Retail Finance (“WFRF”) or any one senior secured lender that replaces WFRF with a lending facility that does not exceed $65 million (a “Senior Lender”) and such other Debt described on Schedule 5.12(a);

(b)Limitation on Liens. Create, incur, assume or suffer to exist any Lien (as defined below) upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(i)Liens created pursuant to the Security Agreement or in favor of WFRF to secure the Debt described on Schedule 5.12(b);

(ii)Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Seller or its Subsidiaries, as the case may be, in conformity with U.S. generally accepted accounting principles consistently applied;

(iii)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings;

(iv)pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(v)deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

(vi)easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Seller or such Subsidiary; and

(vii) Liens described on Schedule 5.12(b).

(c)Limitations on Fundamental Changes. Enter into any merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

(i)any Subsidiary of the Seller may be merged or consolidated with or into the Seller (provided that the Seller shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Seller (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Event of Default (as defined in the Notes) shall exist;

(ii)the Seller may merge into another entity in a transaction intended to accomplish a “reincorporation” of the Seller in another jurisdiction; and

(iii)any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Seller or any other wholly-owned Subsidiary of the Seller.

(d)Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Seller) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of the Seller or any Subsidiary or any warrants or options to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Seller or any Subsidiary, except that any wholly-owned Subsidiary may declare and pay dividends to the Seller or, in the case of any Subsidiary that is wholly-owned by any other Subsidiary, to such Subsidiary.

(e)Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Purchasers, WFRF or any other Senior Lender which prohibits or limits the ability of the Seller or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

(f) As used in this Section 5.12, the following capitalized terms shall have the meanings assigned to them below:

“Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and other accounts payable incurred in the ordinary course of business of such Person), (d) capital lease obligations of such Person, (e) Debt of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, (f) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (g) all obligations of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, (h) the net obligations of such Person under derivative transactions or commodity transactions; and (i) obligations of such Person under a Guaranty of Debt of others of the kinds referred to in clauses (a) through (h) above.

“Guaranty” by any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Debt of another Person, including, but not limited to, any obligation of such Person to purchase or pay (or supply advance funds for the purchase or payment of) such Debt (whether arising by virtue of a partnership agreement, agreement to keep-well, to purchase property or assets or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or any obligation incurred for the purpose of assuring the holder of such Debt of the payment thereof in whole or in part; provided that the term “Guaranty” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business.

“Lien” means any lien, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, but not limited to, the lien or retained security title of a conditional vendor and the interest of a lessor under a lease intended as security.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

5.13 Subordination Agreement. The Purchasers hereby agree, at the request of the Seller, to enter into an Intercreditor and Subordination Agreement with any Senior Lender containing terms and conditions substantially similar to the Subordination Agreement (as defined below).

ARTICLE VI - CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Purchasers to Effect the Closing. The obligations of the Purchasers to effect the Closing and the transactions contemplated by this Agreement or the other Transaction Documents shall be subject to the satisfaction at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, by the Purchasers:

(a) The Seller shall deliver or cause to be delivered to the Purchasers the following:

1.     (i) The Notes (in the respective principal amounts set forth on Schedule 1.1) payable to the order of Purchasers duly executed by Seller; and

(ii) The certificates evidencing the Warrants (exercisable into such number of shares of Common Stock as set forth on Schedule 1.1) , registered in the name of the applicable Purchaser.

2. The Investor Rights Agreement, in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), duly executed by the Seller.

3. The Security Agreement, in the form attached hereto as Exhibit D (the “Security Agreement”), duly executed by the Seller in favor of Deerfield Special Situations Fund, L.P., as agent.

4. A legal opinion of Robinson & Cole LLP (“Seller’s Counsel”), counsel to the Seller, in the form attached hereto as Exhibit E.

5. A certificate of the Secretary of the Seller (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchasers, certifying as follows:

(i) that attached to the Secretary’s Certificate is a true and complete copy of the Articles of Incorporation of the Seller, as amended, including any and all certificates of designation;

(ii) that a true copy of the Bylaws of the Seller, as amended to the Closing Date, is attached to the Secretary’s Certificate;

(iii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Notes and Warrants;

(iv) the names and true signatures of the officers of the Seller signing this Agreement, the other Transaction Documents, and all other documents to be delivered in connection with this Agreement and the other Transaction Documents;

(v) such other matters as required by this Agreement and the other Transaction Documents; and

(vi) such other matters as the Purchasers may reasonably request.

6. A copy of a full written release signed by ABDC with respect to all amounts owed to ABDC by Seller and its Affiliates, in form and substance satisfactory to the Purchasers (the “ABDC Release”).

7. A consent by WFRF to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, in form and substance satisfactory to the Purchasers (the “WFRF Consent”).

8. The Intercreditor and Subordination Agreement among the Seller, the Purchasers and WFRF (the “Subordination Agreement”), duly executed by the Seller and WFRF.

9. Such other documents as the Purchasers shall reasonably request including, without limitation, guaranties by certain Subsidiaries of Seller’s obligations under the Notes, and security agreements by such Subsidiaries to secure their obligations under those guaranties, each in form and substance satisfactory to Purchasers.

10. The representations and warranties of the Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

11. No action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby, or which has or may have, in the reasonable opinion of the Purchasers, a materially adverse effect on the assets, properties, business or condition, financial or otherwise, of the Seller.

6.2 Conditions to Obligations of the Seller to Effect the Closing. The obligations of the Seller to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Seller:

(a) The Purchasers shall deliver or cause to be delivered to the Seller (i) payment of the Purchase Price in cash by either (x) wire transfer of immediately available funds to an account designated in writing by Seller prior to the date hereof, or (y) certified or cashier’s check; (ii) an executed copy of this Agreement; (iii) an executed copy of the Investor Rights Agreement; (iv) an executed copy of the Subordination Agreement; and (v) such other documents as the Seller shall reasonably request.

(b) The representations and warranties of the Purchasers contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchasers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date.

(c) No action, suit or proceeding shall have been instituted before any court or governmental body or instituted or threatened by any governmental agency or body to restrain or prevent the carrying out of the transactions contemplated hereby.

(d) Seller shall have received the ABDC Release and the WFRF Consent.

ARTICLE VII - INDEMNIFICATION, TERMINATION AND DAMAGES

7.1 Survival of Representations. Except as otherwise provided herein, the representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date.

7.2 Indemnification.

(a) The Seller agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in the other Transaction Documents; (ii) any breach of warranty or representation made by the Seller in this Agreement or in the other Transaction Documents; and (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(b) Each Purchaser agrees to indemnify and hold harmless the Seller, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by such Purchaser of any covenant or agreement made by such Purchaser in this Agreement or in the other Transaction Documents; (B) any breach of warranty or representation made by such Purchaser in this Agreement or in the other Transaction Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that such Purchaser’s liability under this Section 7.2(b) shall not exceed the Purchase Price paid by such Purchaser hereunder.

7.3 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within twenty (20) days of the receipt of any written claim from any such third party, but not later than fifteen (15) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced thereby.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least ten (10) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim; provided, however, that the Indemnified Party may not settle any such claims without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, subject to this Section 7.3, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party.

ARTICLE VIII - MISCELLANEOUS

8.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party hereto to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents for the purpose of securing to the parties hereto the benefits contemplated by this Agreement and the other Transaction Documents.

8.2 Fees and Expenses. Each party hereto shall pay its own costs and expenses incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8.3 prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8.3 on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

If to a Purchaser, addressed to:

c/o Deerfield Management Company, L.P.
780 Third Avenue, 37th Floor
New York, New York 10017
Attention: James E. Flynn
Facsimile No.: (212) 573-8111

If to the Seller, addressed to:

DrugMax, Inc.
312 Farmington Avenue
Farmington, CT 06032-1968
Attention: General Counsel
Facsimile No.: (860) 676-8764

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to a Purchaser shall be sent to Katten Muchin Rosenman, 575 Madison Avenue, New York, NY 10022, Attn: Robert Weiss, Esq., Facsimile No. (212) 940-8776. Copies of notices to the Seller shall be sent to Robinson & Cole LLP, 200 Trumbull Street, Hartford, CT. 06103, Attn: John B. Lynch, Jr., Esq., Facsimile No. (860) 275-8299.

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section 8.3. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section 8.3.

8.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law.

8.5 Jurisdiction and Venue. This Agreement and the other Transaction Documents shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement irrevocably and expressly agree to submit to the jurisdiction of the aforementioned courts for the purpose of resolving any disputes among the parties relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, or any judgment entered by any court in respect hereof or thereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum.

8.6 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that a Purchaser shall be permitted to assign any portion of this Agreement to any Person to whom it assigns or transfers Securities issued or issuable pursuant to this Agreement in accordance with their respective terms. Notwithstanding anything to the contrary set forth in this Agreement, in the event of any transfer of any Warrants to a person or entity that does not hold a Note, the covenants in Article V of this Agreement shall not inure to the benefit of such transferee.

8.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

8.8 Entire Agreement. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

8.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

8.10 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the Purchasers. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by the Seller and the Purchasers.

8.11 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

8.12 Construction of Agreement; Knowledge. For purposes of this Agreement, the term “knowledge,” when used in reference to a corporation means the knowledge of the executive officers of such corporation assuming such persons shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.14 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.15 Waiver of Trial by Jury. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

Schedule 1.1

NOTES	Principal Amount

Deerfield Special Situations Fund, L.P.	$3,320,000
Deerfield Special Situations Fund International, Limited	6,680,000
Total	$10,000,000

Exercisable into Number of Shares of Common Stock
WARRANTS - Series A

Deerfield Special Situations Fund, L.P.	$996,000
Deerfield Special Situations Fund International, Limited	2,004,000
Total	$3,000,000

WARRANTS - Series B

Deerfield Special Situations Fund, L.P.	$1,826,000
Deerfield Special Situations Fund International, Limited	3,674,000
Total	$5,500,000

WARRANTS - Series C

Deerfield Special Situations Fund, L.P.	$1,826,000
Deerfield Special Situations Fund International, Limited	3,674,000
Total	$5,500,000

WARRANTS - Series D

Deerfield Special Situations Fund, L.P.	$830,000
Deerfield Special Situations Fund International, Limited	1,670,000
Total	$2,500,000